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                               REXENE CORPORATION

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                   ARTICLE I

                                    PURPOSE

    It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting and retaining qualified Outside Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted under this Plan shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.

                                   ARTICLE II

                                  DEFINITIONS

    As used in this Plan the following terms have the following meanings:

        (a) "Agreement" means any stock option agreement entered into between the Company and a Outside Director pursuant to Section 4.02 of the Plan.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Cause" means any act of (i) fraud upon or with respect to, (ii) intentional misrepresentation to or with respect to, or (iii) embezzlement, misappropriation or conversion of assets or opportunities of, the Company or any direct or indirect majority-owned subsidiary of the Company.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means the Management Development and Compensation Committee of the Board.

        (f) "Common Stock" means the $.01 par value Common Stock of the Company.

        (g) "Company" means Rexene Corporation, a Delaware corporation.

        (h) "Effective Date" means the date on which this Plan is approved by the stockholders of the Company which shall be the date on which the Plan shall be effective.

        (i) "Fair Market Value" means the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of a share of Common Stock as reported on the principal national stock exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national stock exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), as reported on NASDAQ; or, if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question (or, if no such quotations are available on such date, on the last preceding day on which such quotations were available).

         (j)  "Grant Date"  means the  date of  grant of  an Option  pursuant to
    Section 4.02(a) of the Plan.

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        (k) "Holder" means a Outside Director to whom an Option has been granted under the Plan.

        (l) "Outside Director" means an individual who (i) is on the Effective Date, or thereafter becomes, a member of the Board, and (ii) is neither an employee nor an officer of the Company or any direct or indirect majority-owned subsidiary of the Company. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3402 of the Code, and "officer" shall mean an individual elected or appointed by the Board or the board of directors of the subsidiary, as the case may be, or chosen in such other manner as may be prescribed by the bylaws of the Company or the subsidiary, to serve as such.

       (m) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

        (n) "Plan" means this Rexene Corporation 1995 Stock Option Plan for Outside Directors.

        (o) "Option Period" has the meaning assigned to it in Section 4.02(d) of the Plan.

                                  ARTICLE III

                                 ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, to set the exercise price of any Option, to set the period within which Options may be exercised, or to alter any other terms or conditions specified in this Plan document, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 6.02 of the Plan. Subject to the foregoing limitations, the Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan to determine if any terms and conditions of any Agreement are inconsistent with the Plan, and to construe, interpret and administer the Plan. The decisions of the Committee relating to the Plan shall be final and binding upon the Company, the Holders and all other persons. No member of the Committee shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                   ARTICLE IV

                                    OPTIONS

    4.01  PARTICIPATION.   Each Outside Director shall  be granted an Option  to
purchase Common Stock under the Plan on the terms and conditions described in this Plan document.

    4.02 TERMS AND CONDITIONS OF OPTIONS; STOCK OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement entered into by the Company and the Holder to whom the Option is granted, which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent with such terms and conditions or with the other terms and conditions of the Plan.

        (a) OPTION GRANT DATES.

           (i) An Option shall be granted automatically as of the Effective Date to each Outside Director who shall have been elected by the stockholders of the Company on such date to serve as a director on the Board.

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           (ii) On the date of the annual meeting of stockholders of the Company in 1996 and 1997, an Option shall be granted automatically to each Outside Director who shall have been elected by the stockholders of the Company at such annual meeting to serve as a director on the Board.

          (iii) On the date that a person becomes an Outside Director of the Board as a result of his/her election to the Board by the other members of the Board where such election occurs after the Effective Date and before the annual meeting of stockholders in 1998, an Option shall be granted automatically to such Outside Director.

        (b) NUMBER OF SHARES. Each Option shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, two thousand (2,000) shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof; provided, however, that each Option granted to the Chairman of the Board shall entitle such Holder to purchase two thousand five hundred (2,500) shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof. If, on the Grant Date of any Option, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of an Option covering 2,000 shares of Common Stock (2,500 shares of Common Stock in the case of the Chairman of the Board) to each person entitled to receive an Option on such date, then each Option granted on such date shall cover an equal number of whole shares of Common Stock, and all Options granted on such date shall cover, in the aggregate, all shares then available for grant under the Plan (or such smaller number as may be necessary to permit each such Option to cover an equal number of whole shares of Common Stock).

        (c) PRICE. The price at which each share of Common Stock covered by an Option may be purchased ("Exercise Price") pursuant to the Plan shall be equal to the average of the fair Market Value of a share of Common Stock for the twenty (20) trading days immediately preceding the Grant Date less ten dollars ($10.00), provided, however, in no event shall the Exercise Price be less than $0.25 per share subject to adjustment pursuant to Section 5.02 of the Plan.

        (d) OPTION PERIOD. The period within which each Option may be exercised shall commence on the first anniversary of the Grant Date of the Option and shall expire on the tenth anniversary of such Grant Date (the "Option Period"), unless terminated sooner pursuant to Section 4.02(e).

        (e) TERMINATION OF SERVICE, DEATH, ETC. The following provisions shall apply with respect to the exercise of an Option granted hereunder in the event that the Holder thereof ceases to be a director of the Company for the reasons described in this Section 4.02(e):

           (i) If the directorship of the Holder is terminated within the Option Period for Cause, all unexercised Options shall automatically terminate as of the date of such termination;

           (ii) If the Holder dies during the Option Period while such Holder is a director of the Company, all Options may be retained and exercised in accordance with their terms by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; provided, however, all such Options must be so exercised upon the earlier of two years after the Holder's death or the expiration of the Option.

          (iii) If the Holder ceases within the Option Period to be a director of the Company for any reason other than as set forth in paragraphs (i) and (ii) above, the Options may be retained and exercised in accordance with their terms; provided, however, that all such Options must be exercised upon the earlier of one year after the Holder ceases to be a director of the Company or the expiration of the Option Period.

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        (f)  TRANSFERABILITY.   An Option  granted under the  Plan shall not  be
    transferable by the Holder, otherwise than by will or pursuant to the laws of descent and distribution, and during the lifetime of the Holder the Option shall be exercisable only by the Holder or his or her guardian or legal representative.

        (g) EXERCISE, PAYMENTS, ETC. Each Option granted hereunder may be exercised, in whole or in part, by the Holder thereof at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the Plan and the stock option agreement evidencing such Option, and the method for exercising an Option shall be by personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash, by check or by wire transfer. Any such notice shall be deemed to have been given on the date of receipt by the Secretary of the Company of the notice and payment of the full amount of the purchase price of such shares. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock need be issued by the Company upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and a Holder shall have none of the rights of a stockholder until shares of Common Stock are issued to such Holder.

                                   ARTICLE V

                            AUTHORIZED COMMON STOCK

    5.01 COMMON STOCK. The total number of shares as to which Options may be granted pursuant to the Plan shall be 60,000 shares of Common Stock, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 of the Plan. If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for grant under the Plan.

    5.02 ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the number of shares to be covered by any Option not yet granted under Section 4.02(a) shall be increased or decreased proportionately. In the event that before delivery by the Company of all the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

    In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options previously granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

    6.01 TERMINATION OF PLAN. The Plan shall terminate whenever (whether before, on or after the Effective Date) the Board adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire at the time of the meeting of the stockholders of the Company in 1998. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, any Options previously granted.

    6.02 AMENDMENT OF PLAN. The Committee may from time to time (whether before, on or after the Effective Date) amend, modify or suspend the Plan. Nevertheless, (a) no such amendment, modification or suspension shall impair any Options previously granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, and (b) after the stockholders of the Company have approved and adopted the Plan in accordance with Section 6.04 hereof, no such amendment or modification shall be made without the approval of the holders of a majority of the outstanding shares of Common Stock of the Company where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the exercise price at which Options may be granted under the Plan (other than as provided in Section
5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period specified in Section 4.02(d) hereof.

    Notwithstanding the foregoing, the provisions of the Plan relating to (a) the number of shares of Common Stock covered by, and the exercise price of, Options granted under the Plan, (b) the timing of grants of Options under the Plan and (c) the class of persons eligible to be granted Options under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    6.03   TREATMENT  OF PROCEEDS.    Proceeds from  the  sale of  Common  Stock
pursuant to Options granted under the Plan shall constitute general funds of the Company.

    6.04 EFFECTIVENESS. The Plan shall become effective as of the Effective Date, subject to the satisfaction of the condition stated in the following sentence. The effectiveness of the Plan and each Option to be granted hereunder is conditioned on the approval and adoption of the Plan on the Effective Date by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company.

    6.05 SECTION HEADINGS. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

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